                                                                      EXHIBIT 99

First Interstate BancSystem
Second Quarter 2002

To our shareholders,

We are pleased to announce First Interstate BancSystem's second quarter net income of $8,667,000, or $1.11 per diluted share, compared to net income of $8,190,000, or $1.03 per diluted share for the same period of 2001. Net income for the second quarter of 2001, as adjusted for the add back of goodwill amortization not included in 2002 earnings was $8,657,000, or $1.09 per diluted share. The return on average common equity (ROAE) was 15.29% in second quarter 2002, compared to 16.86% during second quarter last year. The decline in ROAE was the result of earnings retention exceeding the earnings growth rate.

Based upon second quarter's net income, a dividend of $.33 was paid on July 15, 2002 to all shareholders of record on July 12, 2002. The $.33 per share dividend was $.01 less than the highest in Company history and was $.02 more than the July 13, 2001 dividend.

Our net interest income increased $4,420,000 over the same period last year. Quarterly average loans were up 7% from second quarter 2001. Quarterly average deposits grew 10% during the same period. In addition to the significant balance sheet growth, our net interest margin improved 24 basis points to 4.87% in second quarter 2002 as compared to the same period last year. Throughout 2001 our net interest margin increased as short term interest rates declined. In the stable rate environment in 2002 our net interest margin continued to increase as a result of a Company focus on margin improvements. First quarter 2002 showed a 9 basis point improvement over fourth quarter 2001, and second quarter 2002 showed an additional 9 basis point improvement over first quarter 2002.

We recorded $1,985,000 provision for loan losses in this past quarter, a $657,000 increase over second quarter 2001, but a $637,000 decrease from first quarter 2002. Non interest expenses increased 16% over the same period last year, partially due to opening five new branches and two data processing centers since first quarter 2001. Salaries and benefits increased $2,500,000, or 17%, over second quarter 2001. In addition, we recorded a $473,000 impairment on our mortgage servicing portfolio. In accordance with a change in accounting principles, we discontinued amortization of goodwill in 2002. As a result, our goodwill amortization was down $542,000 this past quarter.


We opened the Cheyenne Dell Range branch in April. As previously announced in first quarter, we signed an agreement to sell our Greybull branch, which should close in the third quarter of 2002.

We thank our team of employees, officers, and directors for another strong, consistent quarter. It was another quarter in which we saw growth in our loans and deposits. Earnings have remained relatively stable in an era of volatile interest rates and greater world uncertainties. We are pleased with the results obtained, and look to the future for further improvements. We will continue to explore and execute strategies that will enhance the efficiency of our Company.


/s/ LYLE R. KNIGHT               /s/ TERRILL R. MOORE


Lyle R. Knight                   Terrill R. Moore
President                        Chief Financial Officer
Chief Operating Officer

                              FINANCIAL HIGHLIGHTS
                           Three Months ended June 30

in thousands except per share data             2002        2001         % Change
--------------------------------------------------------------------------------
         (unaudited)
OPERATING RESULTS
Net income                                 $    8,667   $    8,190        5.8%
Net income as adjusted                          8,667        8,657        0.1%
Diluted earnings per share                       1.11         1.03        7.8%
Diluted earnings per share as adjusted           1.11         1.09        1.8%
Dividends per share                              0.34         0.25       36.0%

PERIOD END BALANCES
Assets                                      3,310,311    3,092,938        7.0%
Loans                                       2,212,310    2,080,435        6.3%
Investment Securities                         668,724      580,433       15.2%
Deposits                                    2,727,400    2,508,274        8.7%
Common Stockholders' Equity                   233,549      209,345       11.6%
Common Shares Outstanding                       7,806        7,833       -0.3%

QUARTERLY AVERAGES
Assets                                      3,281,016    3,008,947        9.0%
Loans                                       2,186,803    2,036,707        7.4%
Investment Securities                         651,504      553,437       17.7%
Deposits                                    2,696,176    2,452,992        9.9%
Common Stockholders' Equity                   227,396      205,945       10.4%
Common Shares Outstanding                       7,814        7,846       -0.4%

CONDENSED CONSOLIDATED
STATEMENTS OF INCOME
(UNAUDITED)

(in thousands, except per share data)

                                        Three     Three       Six        Six
                                        Month     Months     Months     Months
                                        Ended     Ended      Ended      Ended
                                       June 30   June 30    June 30    June 30
                                         2002      2001       2002       2001
--------------------------------------------------------------------------------
Total interest income ..........      $ 51,048   $ 54,986   $101,410   $109,874

Total interest expense .........        16,437     24,795     33,297     51,435
                                      -------------------   -------------------
Net interest income ............        34,611     30,191     68,113     58,439
Provision for loan losses ......         1,985      1,328      4,607      2,531
                                      -------------------   -------------------
Net interest income after
    provision for loan losses...        32,626     28,863     63,506     55,908
Noninterest income .............        13,941     12,571     27,098     23,805
Noninterest expense ............        32,995     28,566     63,114     56,943
                                      -------------------   -------------------
Income before taxes ............        13,572     12,868     27,490     22,770
Income taxes ...................         4,905      4,678      9,951      8,168
                                      -------------------   -------------------
NET INCOME .....................      $  8,667   $  8,190   $ 17,539   $ 14,602
                                      -------------------   -------------------
Goodwill adjustment ............            --        467         --        963
                                      -------------------   -------------------
NET INCOME AS ADJUSTED .........      $  8,667   $  8,657   $ 17,539   $ 15,565
                                      -------------------   -------------------

COMMON SHARE DATA:
Diluted EPS ....................          1.11       1.03       2.24       1.83
Diluted EPS, as adjusted .......          1.11       1.09       2.24       1.95
Dividends ......................          0.34       0.25       0.64       0.53

Book value .....................                               29.92      26.72
Tangible book value ............                               25.02      21.54
Appraised value ................                                   *      40.00

* Currently not available, $44.00 as of March 31, 2002.

CONDENSED CONSOLIDATED BALANCE
SHEET (UNAUDITED)
(In thousands)

                                                       06/30/2002   06/30/2001
------------------------------------------------------------------------------
ASSETS
Cash and due from banks.............................   $  214,505   $  159,428
Federal funds sold .................................       42,195       94,153
Interest bearing deposits ..........................        4,863        1,647
Investment securities ..............................      668,724      580,433
Loans ..............................................    2,212,310    2,080,435
   Less: allowance for loan losses .................       36,362       33,277
                                                       -----------------------
Net loans ..........................................    2,175,948    2,047,158
Premises & equipment, net ..........................       92,895       92,137
Accrued interest receivable ........................       23,504       27,289
Goodwill and core deposit intangibles ..............       38,209       40,651
Other real estate owned, net .......................        1,388        1,739
Other assets .......................................       48,080       48,303
                                                       -----------------------
   TOTAL ASSETS ....................................   $3,310,311   $3,092,938
                                                       =======================

LIABILITIES AND STOCKHOLDERS'
EQUITY

Deposits ...........................................   $2,727,400   $2,508,274
Fed funds purchased ................................            0        3,450
Securities sold under repurchase agreements ........      240,347      249,830
Other liabilities ..................................       36,243       31,243
Other borrowed funds ...............................        8,318       12,948
Long - term debt ...................................       24,454       37,848
Trust preferred securities .........................       40,000       40,000
                                                       -----------------------
    TOTAL LIABILITIES ..............................    3,076,762    2,883,593
Common stockholders' equity ........................      233,549      209,345
                                                       -----------------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .....   $3,310,311   $3,092,938
                                                       =======================

SELECTED RATIOS (UNAUDITED)                Three        Three         Six          Six
                                           Months       Months       Months       Months
                                           Ended        Ended        Ended        Ended
                                          June 30      June 30      June 30      June 30
                                            2002         2001         2002         2001
----------------------------------------------------------------------------------------
PERFORMANCE
Return on avg common equity .........      15.29%       16.86%       15.60%      15.53%
Return on avg common equity
 excl. market adj of securities .....      15.47%       17.19%       15.90%      15.70%
Return on avg assets ................       1.06%        1.15%        1.08%       1.06%
Net interest margin, FTE ............       4.87%        4.63%        4.82%       4.58%
Efficiency ratio ....................      67.96%       65.53%       66.29%      67.88%

CREDIT QUALITY (Period End)

Annualized net charge offs to
 average loans .......                                                 .22%        .21%
Allowance for loan losses to
 loans  ........                                                      1.64%       1.60%
Allowance for loan losses to non-
 accruing loans ...                                                 142.19%     173.82%

CAPITAL ADEQUACY &
LIQUIDITY
Leverage capital ratio ..............                                 6.92%       6.79%
Avg loans to avg deposits ...........                                81.16%      83.30%


(1) adjusted for the add back of goodwill amortization net of income tax benefits